Exhibit 10.2

FIRST AMENDMENT TO THE
NEW YORK MORTGAGE TRUST, INC.
2017 EQUITY INCENTIVE PLAN

This First Amendment to the New York Mortgage Trust, Inc. 2017 Equity Incentive Plan (as amended from time to time, the “2017 Equity Incentive Plan”), is made and adopted by New York Mortgage Trust, Inc., a Maryland corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company previously adopted the 2017 Equity Incentive Plan, under which the Company is authorized to grant equity-based incentive awards to certain employees and other service providers of the Company and its affiliates;

WHEREAS, Article XVIII of the 2017 Equity Incentive Plan provides that the Company’s board of directors (the “Board”) may amend the 2017 Equity Incentive Plan from time to time, except that any amendment to materially increase the number of shares of common stock of the Company (the “Shares”) that may be issued under the 2017 Equity Incentive Plan must be approved by the stockholders of the Company; and

WHEREAS, the Board now desires to amend the 2017 Equity Incentive Plan to increase the number of Shares available for awards under the 2017 Equity Incentive Plan by 7,600,000 Shares, subject to approval by the stockholders of the Company.
NOW, THEREFORE, BE IT RESOLVED, that, the 2017 Equity Incentive Plan shall be amended, effective as of April 22, 2019, subject to approval by the Company’s stockholders, as set forth below:

1.    Section 5.02 of the 2017 Equity Incentive Plan is hereby deleted and replaced in its entirety with the following:

Aggregate Limit.

Subject to adjustment as provided under Article XIV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of shares of Common Stock that may be issued under the Plan through incentive stock options granted under the Plan) is equal to 13,170,000 shares.

FURTHER RESOLVED, that, except as amended hereby, the 2017 Equity Incentive Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

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